Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement No. 333- 176553, as amended, on Form N-2 of our report dated July 24, 2012 (August 27, 2012 as to Note 4) relating to the financial statements of BlackRock Municipal Target Term Trust appearing in the Statement of Additional Information, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 27, 2012